Exhibit 99.2

UNAUDITED PRO FORMA CONSOLDIATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2007 and the year ended December 31, 2006 give effect to Almost Family, Inc.’s (the Company) acquisition of the Medicare-certified home health assets of Quality of Life, Inc. (Quality of Life) in an asset acquisition completed October 27, 2007, as if the transaction had occurred at the beginning of the periods presented.

The unaudited pro forma consolidated balance sheet as of September 30, 2007, gives effect to the acquisition as if the transaction had occurred on September 30, 2007.

The unaudited pro forma consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company's periodic reports previously filed with the Securities and Exchange Commission, along with the historial financial statements included elsewhere in this Form 8-K/A. The unaudited pro forma consolidated financial information may not necessarily reflect the financial position or results of operations which would have been obtained if these transactions had been consummated on the dates indicated in the unaudited pro forma consolidated financial information.

The unaudited pro forma consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information that we believe are reasonable. Pro forma adjustments are necessary to reflect the estimated purchase price and changes in our capital structure and to adjust amounts related to Quality of Life’s assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of Quality of Life that exist as of the date of the completion of the transaction. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial data. In addition, the impact of integration activities could cause material differences in the information presented.

The unaudited pro forma financial information is presented for informational purposes only and is based on certain assumptions that we believe are reasonable and does not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above nor is the financial information necessarily indicative of future consolidated financial position or results of operations.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of September 30, 2007

	Historical	Quality of Life Acquisition	Pro forma Adjustments	Notes	Pro Forma As Adjusted

CURRENT ASSETS:
Cash and cash equivalents	$ 591,702	$ 125,604	$ (125,604)	(d)	$ 591,702
Accounts receivable - net	13,635,342	402,106	-		14,037,488
Prepaid expenses and other current	1,341,776	609,155	(562,652)	(d)	1,388,279
Deferred tax assets	1,371,769	-	-		1,371,769
TOTAL CURRENT ASSETS	16,940,589	1,136,865	(688,256)		17,389,198
PROPERTY AND EQUIPMENT – net	1,484,102	60,597	-		1,544,699
INTANGIBLE ASSETS	32,584,218	-	10,976,938	(e)	43,561,156
OTHER ASSETS	230,252	66,307	-		296,559
	$ 51,239,161	$ 1,263,769	$ 10,288,682		$ 62,791,612

CURRENT LIABILITIES:
Accounts payable	$ 3,153,612	$ 488,473	$ -		$ 3,652,085
Accrued liabilities	6,812,924	1,618,941	(569,334)	(f)	7,862,531
Current portion – debt and leases	1,246,796	618,049	(618,049)	(g)	1,246,796
TOTAL CURRENT LIABILITIES	11,213,332	2,725,463	(1,187,383)		12,751,412

LONG-TERM LIABILITIES
Revolving credit facility	4,039,474	-	8,000,000	(h)	12,039,474
Notes payable & capital leases	4,568,146	105,000	(105,000)	(i)	4,568,146
Long term deferred tax liabilities	341,076	-	-		341,076
Other liabilities	463,559	14,371	-		477,930
TOTAL LONG-TERM LIABILITIES	9,412,255	119,371	7,895,000		17,426,626
TOTAL LIABILITIES	20,625,587	2,844,834	6,707,617		30,178,038

Stockholders' equity:
Common stock, par value $.10;
authorized 10,000,000 shares;	765,462	-	10,097	(c,j)	775,559
Treasury stock, at cost	(8,203,187)	-	-		(8,203,187)
Additional paid-in capital	27,380,566	521,000	1,468,903	(c,j)	29,370,469
Retained earnings (deficit)	10,670,733	(2,102,065)	2,102,065	(c,j)	10,670,733
TOTAL STOCKHOLDERS' EQUITY	30,613,574	(1,581,065)	3,581,065		32,613,574
	$ 51,239,161	$ 1,263,769	$ 10,288,682		$ 62,791,612

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Nine Months Ended September 30, 2007

	Almost Family	Quality of Life	Pro forma Adjustments	Notes	Pro Forma As Adjusted

Net service revenues	$ 96,716,188	$ 7,181,295	$ -		$ 103,897,483
Cost of service revenue	46,936,781	3,789,694	-		50,726,475
Gross margin	49,779,407	3,391,601	-		53,171,008
General and administrative expenses
Salaries and benefits	26,762,999	2,391,866	-		29,154,865
Other	13,046,968	1,423,864	-		14,470,832
Total general and administrative	39,809,967	3,815,730	-		43,625,697
Operating income (loss)	9,969,440	(424,129)	-		9,545,311
Other income (expense):
Interest income (expense)	(650,408)	(271,821)	(178,179)	(a)	(1,100,408)
Income (loss) from continuing operations before income taxes	9,319,032	(695,950)	(178,179)		8,444,903
(Provision) benefit for income taxes	(3,711,411)	-	348,132	(b)	(3,363,279)
Income (loss) from continuing operations	$ 5,607,621	$ (695,950)	$ 169,953		$ 5,081,624

Per share amounts-Basic:
Average shares outstanding	5,412,407		100,967	(c)	5,513,374
Income from continuing operations	$ 1.03				$ 0.92

Per share amounts-Diluted:
Average shares outstanding	5,602,917		100,967	(c)	5,703,884
Income from continuing operations	$ 1.00				$ 0.89

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

For the Year Ended December 31, 2006

	Almost Family	Quality of Life	Pro forma Adjustments	Notes	Pro Forma As Adjusted

Net service revenues	$ 91,811,948	$ 8,645,519	$ -		$ 100,457,467
Cost of service revenue	46,963,399	3,600,862	-		50,564,261
Gross margin	44,848,549	5,044,657	-		49,893,206
General and administrative expenses
Salaries and benefits	24,726,844	3,220,281	-		27,947,125
Other	13,084,589	1,549,496	-		14,634,085
Total general and administrative	37,811,433	4,769,777	-		42,581,210
Operating income (loss)	7,037,116	274,880	-		7,311,996
Other income (expense):
Interest income(expense)	54,440	(394,943)	(223,807)	(a)	(564,310)
Income (loss) from continuing operations before income taxes	7,091,556	(120,063)	(223,807)		6,747,686
(Provision) benefit for income taxes	(2,818,030)	-	136,646	(b)	(2,681,384)
Income (loss) from continuing operations	$ 4,273,526	$ (120,063)	$ (87,161)		$ 4,066,302

Per share amounts-Basic:
Average shares outstanding	4,853,535		100,967	(c)	4,954,502
Income from continuing operations	$ 0.88				$ 0.82

Per share amounts-Diluted:
Average shares outstanding	5,326,997		100,967	(c)	5,427,964
Income from continuing operations	$ 0.80				$ 0.75

See notes to unaudited pro forma consolidated financial information.

ALMOST FAMILY, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial information is presented on a basis consistent with the Company’s historical consolidated financial statements.

NOTE 2 – PRO FORMA ADJUSTMENTS

The following pro forma adjustments are reflected in the accompanying unaudited pro forma consolidated financial information:

(a)	To record the pro forma interest expense on funds borrowed to finance the acquisition.

(b)	To record the pro forma (provision) benefit for income taxes based on “Pro Forma As Adjusted” pretax income (loss) based upon each period’s consolidated combined state and Federal effective tax rate.

(c)	To reflect shares of the Company’s common stock issued to the sellers.

(d)	To remove assets retained by the seller.

(e)

To record anticipated intangible assets based on the Company’s preliminary purchase price allocation. The purchase price has not been allocated to specific intangible assets in the unaudited pro forma consolidated balance sheet (and there is no corresponding amortization expense recorded) because the company is in the process of determining the fair vale of such assets. The final purchase price allocation will be completed after asset and liability valuations are finalized.

(f)	To record estimated transaction costs and fees incurred in completion of the transaction.

(g)	To remove specific debt instruments not assumed by the buyer.

(h)	To record advances made on the Company’s revolving credit facility to fund the cash portion of the purchase price.

(i)	To eliminate notes payable not assumed by buyer.

(j)	To eliminate the shareholders equity section of the sellers’ balance sheet.

NOTE 3 – ADDITIONAL INFORMATION

The pro forma adjustments reflected in the accompanying unaudited pro forma financial information and outlined in Note 2 reflect only those permissible under the rules and regulations of the U.S. Securities and Exchange Commission.

As indicated in Note N to the accompanying audited financial statements of Quality of Life Holdings, Inc., Quality of Life’s corporate overhead expenses, exclusive of interest expense were approximately $1.4 million for the year ended December 31, 2006. Quality of Life’s corporate overhead expenses exclusive of interest expense were approximately $1.2 million for the nine months ended September 30, 2007.

NOTE 4 – CONTINGENT CONSIDERATION

Additional consideration of up to $6.9 million in cash may be paid to the seller contingent primarily upon the achievement of certain revenue targets in the four years following the closing. No accrual has been provided in the unaudited pro forma financial information.